Exhibit 99.1

American Eagle Outfitters Announces Its Real Power. Real Growth. Plan

01.21.21

Plan targets $5.5 billion in revenue; 10% operating margin; and $550 million in operating income — a 15% CAGR through 2023

Doubles Aerie revenue to $2 billion

Reignites American Eagle for profit growth

PITTSBURGH — (BUSINESS WIRE) – January 21, 2021 – American Eagle Outfitters, Inc. (NYSE: AEO) will today host a virtual investor meeting to present its “Real Power. Real Growth.” value creation plan and unveil its long-term financial outlook. To achieve these goals, AEO has the following strategic priorities:

•	Double Aerie to $2 billion in revenue;

•	Reignite American Eagle for profit growth;

As part of the plan, the company will leverage customer-focused capabilities and continue to strengthen its ROI discipline, while building on the power of AEO’s people, culture and purpose.

“2020 demonstrated the strength of our organization, our brands and our capabilities – and we are emerging with momentum. As the pace of change and innovation accelerated over the past year, I believe the environment is ripe with potential, and I see more opportunity for AEO than ever before. Today, I am pleased to provide greater transparency to our leading brands, our strategies and our long-term financial targets, aimed at creating lasting value for shareholders,” commented Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer.

Long-Term Financial Outlook

AEO targets revenue of approximately $5.5 billion and operating income of $550 million in fiscal 2023, with the operating margin expanding to 10%. These targets exclude potential asset impairment and restructuring charges.

Aerie revenue is expected to grow at a mid-20%’s compound annual growth rate to approximately $2 billion, providing significant profit flow through. American Eagle revenue is expected to remain roughly flat to fiscal 2019, at approximately $3.5 billion, with improved profitability.

This morning, AEO also filed a Form 8-K with the Securities and Exchange Commission (SEC) that provides greater transparency to American Eagle and Aerie’s historical financial performance. Going forward, the Company has elected to disaggregate the results of its American Eagle brand and Aerie brand operating segments, which have historically been aggregated and presented as one reportable segment.

The virtual investor meeting will begin at 11am Eastern Time and feature presentations and a question-and-answer session with members of the company’s executive leadership team. The event can be accessed in the Investor Relations section on AEO’s website, www.aeo-inc.com. A replay of the investor meeting will be archived and made available online on the company’s website.

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About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico, and Hong Kong, and ships to 81 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 200 international locations operated by licensees in 25 countries. For more information, please visit www.aeo-inc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent our expectations or beliefs concerning future events, including our long-term financial outlook. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “potential,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended February 1, 2020 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 2, 2020, August 1, 2020, and October 31, 2020, and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company’s financial performance and could cause actual results for the fourth quarter 2020 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the negative impacts of the COVID-19 pandemic and related operational disruptions; the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

CONTACT:

Olivia Messina

412-432-3300

LineMedia@ae.com

Sarah Gordon

SHADOW

Sgordon@weareshadow.com